As filed with the Securities and Exchange Commission on April 29, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIMPSON MANUFACTURING CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3196943
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard

Pleasanton, CA 94588

(925) 560-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan for Salaried Employees

Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan for Hourly Employees

(Full title of plans)

Karen Colonias

Chief Financial Officer

Simpson Manufacturing Co., Inc.

5956 W. Las Positas Boulevard

Pleasanton, CA 94588

(925) 560-9000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Douglas L. Hammer, Esq.

Shartsis Friese LLP

One Maritime Plaza

Eighteen Floor

San Francisco, CA 94111

(415) 421-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Title of Plan	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common stock, par value $0.01	Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan for Salaried Employees	1,000,000	$27.91	$27,910,000	$3,240.35
Common stock, par value $0.01	Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan for Hourly Employees	400,000	$27.91	$11,164,000	$1,296.14
Total		1,400,000		$39,074,000	$4,536.49

(1)         This registration statement, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), covers an indeterminate number of additional shares of Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.  In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.  This registration statement also covers the resale by certain selling stockholders named in the Prospectus included in and filed with this Form S-8 of certain shares of the Company’s Common Stock subject to this registration statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).

(2)         Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock of Simpson Manufacturing Co., Inc. on April 25, 2011, as reported on the New York Stock Exchange.

(3)         Computed in accordance with Rule 457(h), based on the maximum number of shares of Common Stock issuable under the Plans.

REOFFER PROSPECTUS

SIMPSON MANUFACTURING CO., INC.

5956 W. Las Positas Boulevard

Pleasanton, CA 94588

(925) 560-9000

1,485,000 SHARES

COMMON STOCK

This Prospectus relates to shares (the “Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Simpson Manufacturing Co., Inc., a Delaware corporation (the “Company”), which may be offered and sold from time to time by (a) The Charles Schwab Trust Company, acting as trustee of Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan for Salaried Employees (the “Salaried Employees Plan”), (b) The Charles Schwab Trust Company, acting as trustee of Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan for Hourly Employees (the “Hourly Employees Plan” and, together with the Salaried Employees Plan, the “Plans”), and (c) certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares pursuant to the Salaried Employees Plan.  See “Selling Stockholders.”  The Company’s Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “SSD.”  On April 27, 2011, the last reported sale price of the Common Stock on the NYSE was $27.67 per share.

The Company is not aware of any present intention of any individual Selling Stockholder to sell any Shares, and it is possible that no individual Selling Stockholder will sell Shares except in connection with the liquidation of such Selling Stockholder’s position in the Salaried Employees Plan.

The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders through the Plan, ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he or she may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price.  See “Plan of Distribution.”  All costs, expenses and fees in connection with the registration of the Shares have been borne by the Company or the Plans.  Brokerage commissions and similar selling expenses, if any, in the offer or sale of Shares directly by any Selling Stockholder will be borne by the Selling Stockholder.

Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”).  If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act.  In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus may be changed.  None of the Selling Stockholders may sell the Shares until the registration statement filed with the Securities and Exchange Commissions is effective. This Prospectus is not an offer to sell the Shares and it is not soliciting an offer to buy the Shares in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS APRIL 29, 2011

USE OF PROCEEDS

The Company will not receive any proceeds from this offering.  All proceeds from sales of the Shares offered by this Prospectus will be for the accounts of the Selling Stockholders.

SELLING STOCKHOLDERS

The following table sets forth (a) the name and position or positions with the Company of each Selling Stockholder; (b) the number of shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each Selling Stockholder as of the date of this Prospectus; (c) the number of Shares that each Selling Stockholder may offer for sale from time to time pursuant to this Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder following the sale of all Shares that may be so offered, assuming no other change in the beneficial ownership of the Company’s Common Stock by such Selling Stockholder after the date of this Prospectus.  Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.  With the exception of Barclay Simpson, who owns 16.6% of the Company’s Common Stock, no Selling Stockholder owns more than 1% of the Company’s Common Stock

Inclusion of an individual or entity’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

				Shares
	Principal	Shares	Number of	Beneficially
	Position(s) with	Beneficially	Shares Offered	Owned After the
Selling Stockholder	the Company	Owned (1)	for Resale (2)	Resale (3)
Barclay Simpson	Chairman of the Board	8,309,520	15,000	8,303,392

Thomas J Fitzmyers (4)	Chief Executive Officer	188,465	30,000	168,004

Karen Colonias (5)	Chief Financial Officer, Treasurer and Secretary	11,062	10,000	8,000

Michael J. Herbert (6)	Vice President	8,000	10,000	8,000

Phillip T. Kingsfather (7)	President and Chief Executive Officer, Simpson Strong-Tie Company, Inc.	70,067	10,000	70,067

Jeffrey E. Mackenzie (8)	Vice President	10,295	10,000	10,295

Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan for Salaried Employees	Not applicable	407,521	1,000,000	0

Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan for Hourly Employees	Not applicable	104,640	400,000	0

(1)

The Company based the information in this table on information that its officers and directors provided to it and on statements on Schedule 13D that stockholders filed with the Securities and Exchange Commission and sent to the Company. As a result, “Shares Beneficially Owned” may not reflect all of the Shares that may be sold pursuant to this Prospectus. Unless otherwise indicated below, the persons named in the table had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)

Includes estimated purchases, which may or may not occur, of shares to be acquired through regular contributions to the Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan for Salaried Employees or the Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan for Hourly Employees for an indeterminate number of years.

(3)

The number of “Shares Beneficially Owned After the Resale” assumes no change in the beneficial ownership of the Company’s Common Stock by such Selling Stockholder after the date of this Prospectus other than shares, if any, that may be acquired or sold under the Salaried Employees Plan by such Selling Stockholder.

(4)

The number of “Shares Beneficially Owned” and “Shares Beneficially Owned After the Resale” includes 18,000 shares subject to options that the Company granted under its 1994 Stock Option Plan and that are exercisable within 60 days.

(5)

The number of “Shares Beneficially Owned” and “Shares Beneficially Owned After the Resale” includes 8,000 shares subject to options that the Company granted under its 1994 Stock Option Plan and that are exercisable within 60 days.

(6)

The number of “Shares Beneficially Owned” and “Shares Beneficially Owned After the Resale” includes 8,000 shares subject to options that the Company granted under its 1994 Stock Option Plan and that are exercisable within 60 days.

(7)

The number of “Shares Beneficially Owned” and “Shares Beneficially Owned After the Resale” includes 57,000 shares subject to options that the Company granted under its 1994 Stock Option Plan and that are exercisable within 60 days.

(8)

The number of “Shares Beneficially Owned” and “Shares Beneficially Owned After the Resale” includes 8,000 shares subject to options that the Company granted under its 1994 Stock Option Plan and that are exercisable within 60 days.

PLAN OF DISTRIBUTION

The purpose of the Prospectus is to permit the Selling Stockholders, if they desire, to offer for sale and sell the Shares they acquired or may acquire pursuant to the Salaried Employees Plan at such times and at such places as the Selling Stockholders choose pursuant to the Salaried Employees Plan.

The decision to sell any Shares is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of Common Stock by certain individuals and the terms of the Salaried Employees Plan. There can be no assurance that any Shares will be sold by the Selling Stockholders.

Subject to the terms of the Salaried Employees Plan, each Selling Stockholder is free to offer and sell Shares at such times, in such manner and at such prices as such Selling Stockholder shall determine.  The Selling Stockholders have advised the Company that sales of Shares may be effected from time to time in one or more types of transactions (which may include block transactions) on the NYSE, within their Salaried Employees Plan accounts, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers.  The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of Shares, nor is there an underwriter or coordinating broker acting in connection with any proposed sale of Shares by the Selling Stockholders.

The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act.

The Company has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance on Rule 144 under the Securities Act, if they meet the criteria and conform to the requirements of such Rule.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which the Company makes available, free of charge, on its website at www.simpsonmfg.com. You may also read and copy any materials the Company files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The Securities and Exchange Commission filings of the Company are also available at the Securities and Exchange Commission’s website at http://www.sec.gov.

This Prospectus is part of a Registration Statement on Form S-8 that the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933.  This Prospectus omits part of the Registration Statement, as permitted by the rules and regulations of the Securities and Exchange Commission.  You may inspect and copy the Registration Statement, including exhibits, at the Securities and Exchange Commission’s public reference rooms or from its web site. Statements in this Prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copies of the documents filed as exhibits to the Registration Statement for complete information.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows the Company to incorporate by reference information that the Company files with the Securities and Exchange Commission, which means that the Company can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this Prospectus, and information that the Company files later with the Securities and Exchange Commission will automatically update and supersede this information.  The Company incorporates by reference the documents listed below and any future filings that the Company makes with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering:

•              Annual Report on Form 10-K for the year ended December 31, 2010;

•              Current Reports on Form 8-K filed on February 3, 2011, February 8, 2011 and April 29, 2011; and

•              The description of the Common Stock of the Company in its Registration Statement on Form 8-A, including any amendment or report filed to update that description.

The Company makes copies of these filings available, free of charge, on its website at www.simpsonmfg.com. You may also request a copy of these filings at no cost, by writing or telephoning the Company at the following address:

Simpson Manufacturing Co., Inc.

5956 W. Las Positas Boulevard

Pleasanton, CA 94588

(925) 560-9000

This Prospectus is part of a Registration Statement that the Company filed with the Securities and Exchange Commission.  You should rely only on the information incorporated by reference or provided in this Prospectus, any prospectus supplement and the Registration Statement.  The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Prospectus and any prospectus supplement is accurate as of any date other than the date on the front of the document.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Simpson Manufacturing Co., Inc. (the “Company”) relating to 1,000,000 shares of the Company’s Common Stock that may be offered and sold pursuant to the Salaried Employees Plan and 400,000 shares of the Company’s Common Stock that may be offered and sold pursuant to the Hourly Employees Plan.  The shares being registered under this registration statement include 407,521 shares that have been previously offered and sold pursuant to the Company’s Profit Sharing Plan for Salaried Employees (the “Prior Salaried Employees Plan”) and 104,640 shares that have been previously offered and sold pursuant to the Company’s Profit Sharing Plan for Hourly Employees (the “Prior Hourly Employees Plan”), which offers and sales were not subject to registration under the Securities Act.  The Prior Salaried Employees Plan and the Prior Hourly Employees Plan, which were non-elective and non-contributory, will be restated in their entirety effective May 1, 2011, by the Salaried Employees Plan and the Hourly Employees Plan, respectively, to permit each participant in a Plan to contribute amounts to the applicable Plan on a pre-tax basis as an elective deferral pursuant to section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), and to establish each Plan as a “safe harbor 401(k) plan” under the Code, among other things.  The shares of Common Stock being registered by this registration statement that relate to the Company’s Prior Salaried Employees Plan and Prior Hourly Employees Plan may be offered and sold again in the future to participants pursuant to the Salaried Employees Plan and the Hourly Employees Plan, respectively.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

The following documents have been previously filed by Simpson Manufacturing Co., Inc. (the “Company”) with the Securities and Exchange Commission and are hereby incorporated by reference into this registration statement as of their respective dates:

(a)           our Annual Report on Form 10-K for the year ended December 31, 2010 (filed on February 28, 2011);

(b)           our Current Reports on Form 8-K filed on February 3, 2011, February 8, 2011 and April 29, 2011; and

(c)           the descriptions of the Common Stock set forth in our registration statement filed pursuant to section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating those descriptions.

All documents filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of the filing of such documents.

Item 4. Description of Securities.

Inapplicable.

Item 5. Interests of Named Experts and Counsel.

Inapplicable.

Item 6. Indemnification of Directors and Officers.

The Certificate of Incorporation of the Company provides that a director will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law (the “GCL”) as the same exists or may hereafter be amended.

GCL section 145(a) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

GCL section 145(b) states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

GCL section 145(c) provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in GCL sections 145 (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

GCL section 145(d) states that any indemnification under GCL sections 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in GCL sections 145 (a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (a) by a majority of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

GCL section 145(e) provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in GCL section 145. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

GCL section 145(f) states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of GCL section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

GCL section 145(g) provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of GCL section 145.

GCL section 145(j) states that the indemnification and advancement of expenses provided by, or granted pursuant to, GCL section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

In addition, the Bylaws of the Company require that the Company indemnify its officers and directors to the maximum extent permissible under the GCL, including indemnification against any claims, damages or liabilities in connection with any acts or omissions other than those for which a director may not be relieved of liability as described in the preceding paragraph and other than in circumstances in which indemnity is expressly prohibited by GCL section 145.

The Company has entered into agreements to indemnify the directors and officers of the Company and its subsidiaries, in addition to indemnification provided in the Company’s Bylaws. These agreements, among other things, require that the Company indemnify the directors and officers for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding or any threatened action or proceeding, whether civil or criminal, arising out of such person’s actions as a director or officer of the Company of any of its subsidiaries or as a trustee of a profit-sharing trust of the Company or any of its subsidiaries

Pursuant to GCL section 145, the Company has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

Item 7. Exemptions from Registration Claimed.

Inapplicable.

Item 8.  Exhibits.

The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.  The Company undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings

(a)           The Company hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 29th day of April, 2011.

SIMPSON MANUFACTURING CO., INC.

By:	/s/ Karen Colonias
	Name:	Karen Colonias
	Title:	Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of the Company, hereby nominate and appoint Karen Colonias, as his or her agent and attorney-in-fact (the “Agent”), for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (including the undersigned’s capacity as a director or officer of the Company), to sign a registration statement on Form S-8 under the Securities Act in connection with the registration under the Act of shares of the Company’s common stock issuable under the Plans, and any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the Agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas J Fitzmyers	President,	April 29, 2011
Thomas J Fitzmyers	Chief Executive Officer and
Director (principal executive officer

/s/ Karen Colonias	Chief Financial Officer, Treasurer and Secretary	April 29, 2011
Karen Colonias	(Principal accounting and financial officer)

/s/ Barclay Simpson	Chairman of the Board	April 29, 2011
Barclay Simpson

/s/ Jennifer A. Chatman	Director	April 29, 2011
Jennifer A. Chatman

/s/ Earl F. Cheit	Director	April 29, 2011
Earl F. Cheit

/s/ Gary M. Cusumano	Director	April 29, 2011
Gary M. Cusumano

/s/ Peter N. Louras	Director	April 29, 2011
Peter N. Louras

/s/ Robin G. McGillivray	Director	April 29, 2011
Robin G. McGillivray

/s/ Barry Lawson Williams	Director	April 29, 2011
Barry Lawson Williams

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of April, 2011.

SIMPSON MANUFACTURING CO., INC. 401(K) PROFIT SHARING PLAN FOR SALARIED EMPLOYEES
SIMPSON MANUFACTURING CO., INC. 401(K) PROFIT SHARING PLAN FOR HOURLY EMPLOYEES

By:	/s/ Karen Colonias
	Name:	Karen Colonias
	Title:	Member, Simpson Manufacturing Co., Inc.
Retirement Plan Committee

EXHIBIT INDEX

Exhibit No.	Description
3.1	The Company’s Certificate of Incorporation, as amended, is incorporated by reference to Exhibit 3.1 of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007

3.2	The Company’s Bylaws, as amended, through December 13, 2010, are incorporated by reference to Exhibit 3.2 of its Current Report on Form 8-K dated December 16, 2010

4.3	Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan for Salaried Employees

4.4	Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan for Hourly Employees

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (see signature page of this Registration Statement)